UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2017

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Securities Purchase Agreement
On March 13, 2017, Noodles & Company (the “Company”, “we”, “us and “our”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Mill Road Capital II, L.P. (“Mill Road”), pursuant to which we agreed, in return for aggregate gross proceeds to us of $31.5 million, to issue to Mill Road an aggregate of 8,873,240 shares of our Class A common stock, par value $0.01 per share, at a price per share of $3.55, which is equal to the closing sale price for our Class A common stock on March 10, 2017. The proceeds will be used, in conjunction with cash flow from our operations and the proceeds received from the previously-announced private placement to L Catterton, to satisfy liabilities associated with our plan to close underperforming restaurants, to satisfy liabilities arising from the data breach that occurred in 2016 and to fund, in part, capital expenditures related to investments in the remaining company-owned restaurants. Any remaining proceeds are expected to be used for general corporate purposes. The transaction is subject to customary closing conditions and is expected to close in early April 2017.
Under the terms of the Securities Purchase Agreement, Mill Road will be entitled, subject to maintaining a minimum threshold of ownership of the Company’s Class A common stock, to designate one nominee to our Board of Directors. In addition, subject to certain limitations set forth in a Letter Agreement entered into with the Company (the “Letter Agreement”), Mill Road has generally agreed not to acquire additional equity securities of the Company for a period of two years following the date of the Letter Agreement.
The Securities Purchase Agreement was executed before 4:00 pm on March 13, 2017, and the purchase price exceeded the greater of both the book value and the consolidated closing bid price of the Class A common stock on March 10, 2017. Accordingly, the transactions contemplated by the Securities Purchase Agreement do not require shareholder approval under Rule 5635(d) of the Nasdaq Listing Rules.
This Current Report on Form 8-K is not an offer to sell or a solicitation of offers to buy our Class A common stock. None of the shares of our Class A common stock to be issued to Mill Road have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such shares may not be offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.
The description of the Securities Purchase Agreement is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference in this Item 1.01 in its entirety. Additionally, the description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference in this Item 1.01 in its entirety.
The Securities Purchase Agreement contains a number of representations and warranties that we and Mill Road have made to each other that are customary in such transactions. Moreover, representations and warranties are frequently utilized in agreements as a means of allocating risks, both known and unknown, rather than to make affirmative factual claims or statements. These representations and warranties are made as of specific dates and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally applicable under federal securities laws. Accordingly, persons not party to the Securities Purchase Agreement should not rely on the agreement for any characterization of factual information about us or Mill Road.
The Company issued a press release on March 14, 2017 announcing the transaction. The press release is “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The shares of Class A common stock described in Item 1.01 of this Current Report on Form 8-K to be issued and sold pursuant to the Securities Purchase Agreement will be issued and sold without registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The shares of Class A common stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The discussion of the Securities Purchase Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 in its entirety.

Item 3.03. Material Modification to Rights of Security Holders.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03 in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 13, 2017, by and between Noodles & Company and Mill Road Capital II, L.P.
10.2	Letter Agreement, dated as of February 15, 2017, by and between Noodles & Company and Mill Road Capital II, L.P.
99.1	Press Release dated as of March 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DAVE BOENNIGHAUSEN
Name:	Dave Boennighausen
Title:	Chief Financial Officer and Interim Chief Executive Officer

DATED: March 14, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of March 13, 2017, by and between Noodles & Company and Mill Road Capital II, L.P.
10.2	Letter Agreement, dated as of February 15, 2017, by and between Noodles & Company and Mill Road Capital II, L.P.
99.1	Press Release dated as of March 14, 2017.